Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Employment Agreement by and between Ponce Bank (formerly known as Ponce De Leon Federal Bank) (the “Bank”), and Frank Perez (the “Executive”), dated as of March 31, 2017 (the “Employment Agreement”), is entered into as of May 25, 2022 (the “Effective Date”).

WHEREAS, the Bank and the Executive previously entered into the Employment Agreement; and

WHEREAS, the Bank and the Executive desire to amend the Employment Agreement’s terms to reflect changes to the Executive’s employment terms and severance benefits; and

WHEREAS, the Bank and the Executive desire to so amend the Employment Agreement as set forth herein; and

WHEREAS, the Bank and the Executive desire to clarify and affirm certain other matters not addressed in the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Amendments to the Employment Agreement.

•	Section 1 of the Employment Agreement shall be and hereby is amended by adding the following paragraph to the end thereof, to be and to read:

“Notwithstanding the above, the term of the Employment Agreement will end as of the expiration of the Transition Period (as defined in Section 2.1), unless the parties mutually agree to continue the employment relationship for periods beyond December 31, 2022. During the Transition Period, the Bank can terminate the Executive’s employment only for Cause.”

•	Section 2.1 of the Employment Agreement shall be and hereby is amended by adding the following paragraph to the end thereof, to be and to read:

“Effective on June 1, 2022, Executive will cease being the Chief Financial Officer for the Bank and Ponce Financial Group, Inc. and shall become the Executive VP and Chief Investor Relations Officer for the Bank and Ponce Financial Group, Inc. through December 31, 2022 (the “Transition Period”).”

•	Section 2.2 of the Employment Agreement shall be and hereby is amended by adding the following paragraphs to the end thereof, to be and to read:

“Specifically, Executive shall be responsible for the following duties in his role as Executive VP and Chief Investor Relations Officer:

o	Leading outreach for promoting mission driven investments;
o	Identification of investors focused on minority-owned businesses;
o	Investor event preparation;
o	Data analysis;
o	Presentations and data visualization;
o	Information collection/preparation;
o	Interacting with equity research analysts; and
o	Such other duties, authority and responsibility are consistent with the Executive’s position.”
•	Section 3 of the Employment Agreement shall be amended to add a paragraph at the end thereof:

“Notwithstanding the foregoing, during the Transition Period, the Executive’s performance of the obligations under the Employment Agreement shall be performed in-person at the executive office currently located in Bronx, New York during office hours, unless otherwise directed by the President of the Bank to do otherwise. Executive is permitted to travel for business, attend off-site meetings, take a leave of absence, work remotely, or otherwise be absent from the executive office for purposes that are consistent with his duties and the Bank’s policies with the approval of the President of the Bank.”

•	Section 4.1 of the Employment Agreement shall be amended to add a paragraph at the end thereof:

“During the Transition Period, Executive’s Base Salary will be $300,000.”

•	Section 5.6 of the Employment Agreement shall be amended to add a new subsection (f):

“(f) December 31, 2022, if the Bank or Executive provide notice to terminate the Employment Agreement when the Transition Period expires.”

•	Article 5 of the Employment Agreement shall be amended to add a new Section 5.10:

“5.10 Expiration of Transition Period with No New Employment Agreement. In the event the Bank and the Executive fail to enter into a new employment agreement at the expiration of the Transition Period (the “Expiration”), then:

(a)Executive will be deemed to be an at-will employee as of January 1, 2023.

(b)Provided Executive executes (and does not revoke) a mutually agreeable release wherein the parties each mutually agree (i) to a reciprocal release in favor of, respectively,

(x) Executive and (y) the Bank and its subsidiaries and their respective officers and directors and (ii) not to disparage the other (the “Termination Release”), Executive will be paid a lump sum payment equal to $200,000 (the “Contract Termination Payment”) no later than March 15, 2023. The Contract Termination Payment will be paid whether or not Executive continues as an at-will employee of the Bank after the Expiration and no further severance amounts will be available to Executive upon termination of employment.

(c)If (i) Executive’s employment terminates at the date of Expiration or (ii) if the Bank terminates Executive on or before December 31, 2023, the Bank shall reimburse the Executive for the difference between the monthly COBRA premium paid by the Executive for himself and his dependents and the monthly premium amount paid by similarly situated active executives; provided Executive executes (and does not revoke) a Termination Release and the Executive timely and properly elects COBRA. Such reimbursement shall be paid to the Executive on or before the fifteenth day of the month immediately following the month in which the Executive timely remits the premium payment. The Executive shall be eligible to receive such reimbursement until the earliest of:

(i)the first anniversary of the Termination Date;

(ii)the date the Executive is no longer eligible to receive COBRA continuation coverage; and

(iii)the date on which the Executive receives/becomes eligible to receive substantially similar coverage from another employer.

(d)Executive’s discretionary bonus, if any, will be paid to Executive when other similarly situated employees are paid or, if earlier, no later than March 31, 2023 whether or not Executive is an at-will employee at the time of payment or terminates employment prior to the date of payment.

To the extent this Section 5.10 applies, no other provision of this Agreement providing for severance compensation upon termination of employment shall apply.”

2.

Affirmation. This Amendment is to be read and construed with the Employment Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Employment Agreement shall remain in full force and effect.

3.	Defined Terms. All terms not herein defined shall have the meaning ascribed to them in the Employment Agreement.
4.

Ratification as Amended. Except as amended by this Amendment, the terms and conditions of the Employment Agreement are confirmed, approved, and ratified, and the Employment Agreement, as amended by this Amendment, shall continue in full force and effect. Any reference to the Employment Agreement shall mean the Employment Agreement as amended by this Amendment.

5.

Attorneys’ Fees. The Bank shall pay the Executive’s attorney $35,000 with respect to the attorneys’ fees incurred by the Executive in connection with the negotiation of this Amendment. Such fees will be paid directly to Executive’s attorney within 5 business days of the Effective Date.

6.

Entire Agreement. The parties agree that the Employment Agreement, as amended by this Amendment, shall be the sole agreement governing Executive’s employment with the Bank and with Ponce Financial Group, Inc. (formerly Ponce Bank Mutual Holding Company and PDL Community Bancorp) and that any prior agreement between the Executive and the Bank’s holding company is no longer effective and Executive has no claims thereunder. The Employment Agreement and Amendment supersedes and replaces all prior negotiations and/or agreements made between the parties or any third parties relating to the provision of Executive’s services or any other matter, whether oral or written, and contains the entire understanding and agreement among the parties with respect thereto. There are no other collateral agreements between the parties, whether written or oral.

7.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Ponce Bank

By: /s/ Carlos P Naudon____________

Name: Carlos P. Naudon____________

Title: President & CEO_____________

Frank Perez

/s/ Frank Perez_____________________

4